Exhibit 10.1

THIS REVOLVING PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

REVOLVING PROMISSORY NOTE

Principal Amount: Up to $1,000,000	October 11, 2022

1.         PROMISE TO PAY:  Mercury Ecommerce Acquisition Corp., a Delaware corporation (“Debtor”), promises to pay on or before October 11, 2024 (the “Termination Date”) to the order of Mercury Sponsor Group I LLC, a Delaware limited liability company (“Creditor”), ONE MILLION and 00/100 DOLLARS ($1,000,000.00), or such sum as may be advanced by Creditor and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Note.

2.          REVOLVING NOTE:  This is a revolving credit note.  Debtor may borrow, repay and re-borrow, and Creditor may advance and re-advance under this Note respectively from time to time, up to (but not including) two (2) weeks prior to the Termination Date, so long as the total indebtedness outstanding at any one time does not exceed the principal amount stated on the face of this Note.  Creditor’s obligation to advance or re-advance under this Note shall be suspended so long as any Event of Default then exists and is continuing. On the date hereof, Creditor shall pay to the order of the Debtor the principal sum of two-hundred-thousand and no/100 Dollars ($200,000.00). Thereafter, during the period from and including the date hereof until two weeks prior to the Termination Date, the Debtor may borrow additional funds on any business day; provided that Debtor shall deliver to the Creditor an irrevocable borrowing request (“Borrowing Request”), which Borrowing Request is in the form attached hereto as Exhibit A, and which must be received by the Creditor prior to 12:00 p.m. central time three (3) business days prior to the requested borrowing date (“Borrowing Date”), specifying: (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) the business purpose for which such loan will be used,1 and (iv) such other documentation as may be requested by Creditor in its sole discretion. Upon receipt of any such Borrowing Request, the Creditor shall make the amount of borrowing available for the account of the Debtor at the office of the Creditor prior to 3:00 p.m. central time on the Borrowing Date in funds immediately available.

3.            INTEREST:  Until the Termination Date, the outstanding principal balance of this Note shall accrue interest at a rate equal to 6.00% per annum. In no event shall the interest rate paid hereunder exceed the maximum rate allowed by law, and any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.  Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.  Interest shall begin to accrue on the outstanding principal balance of this Note as of the date hereof.

4.          PAYMENTS:  This Note shall accrued interest until the Termination Date, when all unpaid principal hereof, together with all accrued and unpaid interest, shall be due and payable in full.

5.           PREPAYMENT TERMS:  Debtor may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Creditor in writing, relieve Debtor of Debtor’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due.

1

6.          DEFAULT:  Each of the following events shall constitute an “Event of Default” for purposes of this Note and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

(a)	Debtor shall fail to pay any amount payable under this Note within ten (10) days after the date such amount is due.

(b)	the Debtor is unable to pay its debts as they fall due, or is deemed unable to pay its debts under the law.

Upon the occurrence and during the continuance of an Event of Default, Creditor may declare the entire unpaid balance of principal and interest of this Note immediately due, and Creditor may pursue any legal or equitable remedies that are available to it.

7.          ASSIGNMENT:  This Note binds and is for the benefit of the successors and permitted assigns of the Debtor and the Creditor. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, that upon the announcement of an initial business combination of Debtor, or occurrence and during the continuation of an Event of Default, Creditor shall have the right to assign this Note in its discretion without the consent of Debtor.

8.          WAIVERS:  Each endorser and any other party liable on this Note severally waives demand, presentment, notice of dishonor and protest and consents to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note.  No delay on the part of Creditor in the exercise of any right or remedy shall operate as a waiver.  No single or partial exercise by Creditor of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy.  No waiver or indulgence by Creditor of any default shall be effective unless in writing and signed by Creditor, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

9.          TRUST WAIVER: The Creditor hereby waives any and all right, title, interest or claim in connection with the Note (“Claim”) in or to any distribution of or from any trust accounts of Debtor (the “Trust Accounts”) established in which the proceeds of the initial public offering (the “IPO”) conducted by the Debtor (including the deferred underwriters’ discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement that occurred prior to the closing of the IPO were deposited, as described in greater detail in Debtor’s Registration Statement on Form S-1 (File No. 333-25476) filed with the Securities and Exchange Commission in connection with the IPO (the “Registration Statement”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Accounts for any reason whatsoever.

10.          MISCELLANEOUS:

(a)
Debtor hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

(b)	Creditor hereby represents and agrees that the amounts due under this Note are unsecured; therefore, no security or collateral (including the Trust Accounts) shall be provided under this Note.

(c)
The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

(d)	Creditor shall be entitled to recover, and Debtor agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys’ fees.

(e)	This Note shall be binding on Debtor and its successors and shall inure to the benefit of Creditor and its successors and assigns.

(f)
Any reference to Creditor shall include any holder of this Note.  This Note is delivered in the State of Delaware and shall be governed and controlled by Delaware law as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

(g)	Section headings are for convenience of reference only and shall not affect the interpretation of this Note.

(h)	This Note embodies the entire agreement between Debtor and Creditor regarding the terms of the debt evidenced by this Note and supersedes all oral statements and prior writings relating to that debt.

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IN WITNESS WHEREOF, the Debtor has executed this Note as of the date first set forth above.

DEBTOR:
Mercury Ecommerce Acquisition Corp.

/s/ Andrew White
Name: Andrew White
Its: Chief Executive Officer

Notice Address:

Mercury Ecommerce Acquisition Corp.
3737 Buffalo Speedway, Ste. 1750
Houston, TX 77098
Andrew White, Chief Executive Officer
andrew@mercuryspac.com

With a copy by email to:

Tonya Mitchem Grindon, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz P.C.
tgrindon@bakerdonelson.com

and

Nathan Kibler, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz P.C.
nkibler@bakerdonelson.com

Signature Page to Revolving Promissory Note

Exhibit A

Form of Borrowing Request
(See Attached)

Exhibit A

BORROWING REQUEST

[DATE]

Mercury Sponsor Group I LLC
3737 Buffalo Speedway, Ste. 1750
Houston, TX 77098

Re:
Borrowing under that certain Revolving Promissory Note dated October __, 2022 issued by Mercury Sponsor Group I LLC in favor of Mercury Ecommerce Acquisition Corp. in an original principal sum of up to $1,000,000 (“Promissory Note”).  Capitalized terms used herein but not defined have the meaning given to them in the Promissory Note.

Please advance $	as follows:

(i)	Borrowing Date:	(a business day).

(ii)	The business purpose for which such advance will be used is:

Very truly yours,

Mercury Ecommerce Acquisition Corp.

By:
Name:
Title:

Exhibit A